Exhibit 10.11

Marex Group plc

Company Lock-Up Agreement

   , 2024

RECITALS

(A)

This lock-up agreement (the “Agreement”) is made as of the above date between Marex Group plc, a public limited company incorporated under the laws of England and Wales with company number 05613060 and having its registered office at 155 Bishopsgate, London, EC2M 3TQ, United Kingdom (the “Company”) and the undersigned shareholder of the Company (the “Shareholder”).

(B)

The Company proposes to undertake an initial public offering (the “IPO”) of its ordinary shares (the “Shares”) in the United States, and, in order to benefit the marketing and execution of the IPO and to demonstrate their commitment of the senior management team to the future performance of the Company, the Company requests that certain senior management shareholders agree not to sell certain of the Shares currently held by them for the number of days listed next to such Shareholder’s name on Schedule 1 hereto, as further described below.

1.	LOCK-UP

1.1

During the period beginning from the date of this Agreement and continuing to and including the number of days listed next to such Shareholder’s name on Schedule 1 hereto after the date of the final prospectus (the “Prospectus”) relating to the IPO (such period, the “Lock-Up Period”), the Shareholder agrees not to sell the Shareholder’s Locked-Up Shares (as defined below) to any person, subject to the exceptions set out in clauses 1.4 and 1.5 below.

1.2	For purposes of this Agreement, “Locked-Up Shares” shall include:

(a)	Shares received by the Shareholder following the conversion of any Growth Shares on completion of the IPO;

(b)	Shares purchased by the Shareholder from the Company in 2020 and 2021 and held by the Shareholder as of the date hereof; and

(c)	Shares received, after payment of tax liabilities, by the Shareholder pursuant to the exercise of any warrant held by the Shareholder as of the date hereof.

1.3

For the avoidance of doubt, any Shares received by the Shareholder pursuant to awards granted under the Company’s Deferred Bonus Plans for 2021 or 2022 are not Locked-Up Shares for the purposes of this Agreement and are not subject to the restrictions on sale set out in this Agreement. Such Shares may be sold to the Company or its affiliates (or to the trustee of any employee benefit trust established by the Company) or in open market transactions for the payment or discharge of tax or social security (or similar liabilities) or for any other reason.

1.4

Notwithstanding the above, the Shareholder is permitted to sell the Shareholder’s Locked-Up Shares during the Lock-Up Period after 180 days from the date of the Prospectus, with the prior written consent of the Company’s Chief Executive Officer and the Company’s remuneration committee.

1.5	Notwithstanding the restrictions set forth in Section 1.1 above, the Shareholder may enter into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of

1934, as amended, relating to the sale of the Shareholder’s Locked-Up Shares, if then permitted by the Company, provided that none of the Locked-Up Shares subject to such plan may be sold until after the expiration of the Lock-Up Period.

2.	TERMINATION

2.1	This Agreement shall automatically terminate and the Shareholder shall be automatically released from all of their obligations hereunder upon the earlier of:

(a)	the date on which the Company notifies the Shareholder in writing that it does not intend to proceed with the IPO;

(b)

the date on which a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of share capital if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)) takes effect; and

(c)	December 31, 2024, in the event that the Underwriting Agreement in connection with the IPO has not been executed by such date.

3.	GENERAL

3.1

This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales, without regard to principles of conflict of laws that would result in the application of any law other than the laws of England and Wales.

3.2

This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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By:
(signature)

Name:
(print full name)

[Signature Page to Company Lock-Up Agreement]

Schedule 1

Shareholders Subject to this Agreement

Shareholder	Lock-Up Period Length
Ian Lowitt	730 days
Rob Irvin	365 days
Simon van den Born	365 days
Paolo Tonucci	365 days
Nilesh Jethwa	365 days
Thomas Texier	365 days
Ram Vittal	365 days